DIGITEC 2000, INC.

                       NON-QUALIFIED STOCK AWARD AGREEMENT

            THIS AGREEMENT, is made as of _______________, between DIGITEC 2000, INC., a Nevada corporation (the "Company"), and _______________________ (the "Optionee").

            WHEREAS, the Optionee has agreed to become a member of the Board of Directors of the Company (the "Board"); and

            WHEREAS, the Company has determined to grant the Optionee an option to purchase 100,000 shares of common stock, par value $.001 (the "Common Stock") of the Company under its Stock Incentive Plan (the "Plan");

            NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

            1.    Grant.

            The Company hereby grants to the Optionee a non-qualified stock option ("NQSO") to purchase 100,000 shares of Common Stock (the "NQSO Shares"), at $8.1875 per share. This NQSO is granted subject to the terms and conditions of the Plan, which are incorporated herein by reference (terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan).

            2.    Vesting; Term.

            Except as otherwise provided herein, the NQSO shall be exercisable for a period of 10 years from the date set forth above (the "Expiration Date") and shall become exercisable as to the number of NQSO Shares at the times indicated below:

Number of Shares              On or after
----------------              -----------


If Optionee ceases to be a member of the Board for any reason (other than HIS death, disability or upon a Change of Control) prior to March 17, 1999, this NQSO shall terminate.

            3.    Exercise of NQSO.

                  a. This NQSO may be exercised in full or in part. This NQSO shall not be exercisable unless payment in full is made for the NQSO Shares being acquired thereunder at the time of exercise (i) in cash or by certified check payable to the order of the Company; (ii) through the tender to the Company of shares of Common Stock, which shall be valued, for purposes of determining the extent to which the option price has been paid, at their Fair Market Value on the date of exercise; (iii) by causing the Corporation to withhold shares of Common Stock otherwise issuable pursuant to exercise of the stock option with a Fair Market Value equal to the option price or any portion thereof; or (iv) by a combination of the foregoing methods or any other method that the Committee may allow.

                  b. If the Optionee ceases to be a member of the Board for any reason other than his death, the Optionee shall be entitled to exercise this NQSO to the extent the NQSO is exercisable by Optionee on the date of such termination of service and to the extent not previously exercised, for a period ending the earlier to occur of (i) the Expiration Date or (ii) twelve months from the termination of the Optionee's membership on the Board, provided, that, on the effective date of such termination of services no portion of the NQSO that is not exercisable on such date shall thereafter become exercisable.

                  c. If the Optionee should die either (i) while serving as a director or officer of the Company, or (ii) during any period in which the Optionee may exercise this NQSO following termination of services; then the person or persons to whom the Optionee's rights under this NQSO shall pass by will or by the applicable laws of descent and distribution shall be entitled to exercise this NQSO to the extent the NQSO is exercisable by Optionee on the date of such death and to the extent not previously, for a period ending the earlier to occur of (i) the Expiration Date or (ii) twelve months from the date of such death.

            4.    No Stockholder Rights.

            Optionee (and any person succeeding to the Optionee's rights pursuant hereto) shall not have any rights as a stockholder with respect to any NQSO Shares issuable pursuant to this NQSO until the date of the issuance of a stock certificate to the Optionee for the shares. Except as provided in paragraph 5 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date a stock certificate is issued.

            5.    Dilution and Other Adjustment.

            In the event of a reclassification, recapitalization, stock split, stock dividend, combination of shares, or other similar event, the administrative body of the Plan shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by the NQSO.

            6. Representations, Warranties, Covenants and Acknowledgments of the Optionee.

            The Optionee hereby represents and acknowledges that she is acquiring the NQSO and the NQSO Shares for investment and not with a view to, or for sale in connection with, the distribution of any interest thereon or part thereof, provided that nothing shall prohibit or restrict the sale of such NQSO Shares by Optionee in compliance with the Securities Act of 1933, as amended, and the rules and regulation thereunder. The Optionee agrees that in the event that the Company and the Company's counsel deem it necessary or advisable in the exercise of their discretion, the issuance of NQSO Shares may be conditioned upon the Optionee's making certain further representations, warranties, covenants and acknowledgments relating to compliance with applicable securities laws.

            7.    Change in Control.

            In the event of a Change of Control (as defined in the Plan), the NQSO shall become immediately exercisable.

            8.    Transferability.

            Except as provided below, this NQSO shall not be transferable by the Optionee otherwise than by will or the applicable laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or during a period that Optionee is under a legal disability, by Optionee's guardian or legal representative.

            Notwithstanding the preceding paragraph, this NQSO may be transferred to (i) members of the grantee's family; (ii) trusts for the benefit of such family members; (iii) partnerships whose only partners are such family members. No consideration may be paid for any such transfer of this NQSO.

            9.    Tax Issues.

                  a. It shall be a condition to the obligation of the Company to issue shares of Common Stock upon exercise of this NQSO that the Optionee (or any beneficiary or person entitled to act under this Agreement) pay to the Company, upon its demand, any taxes required to be withheld.

                  b. The Optionee acknowledges that the transfer of any NQSO Shares in accordance with this Agreement may have federal, state or local tax implications for the Optionee and the Optionee understands that the Company is not undertaking to bear any obligation of the Optionee so created. The Optionee acknowledges and agrees that any and all such tax obligations shall be the sole responsibility of the Optionee.

                  c. The Company makes no warranties or representations with respect to income tax consequences of the transactions contemplated by this Agreement.

            10.   Stock Certificates' Restrictive Legends.

            Stock certificates evidencing NQSO Shares may bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable.

            11.   Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and wholly to be performed within the State of New York.

            12.   Exercise Notice.

            Subject to the limitations set forth herein and in the Plan, this NQSO may be exercised by written notice mailed or delivered to Digitec 2000, Inc., 8 West 38th Street, 5th Floor, New York, NY 10018, Attention: Corporate Secretary, which notices shall (a) state the number of NQSO Shares with respect to which the NQSO is being exercised, and be accompanied by payment of the full amount of the exercise price for the NQSO Shares being purchased as set forth in 3(a).

            13.   Service to the Company.

            No action taken hereunder shall be construed as giving the Optionee the right to be retained in any way in the service of the Company.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        DIGITEC, 2000, INC.


                                        By:
                                           ------------------------------------
                                            Frank Magliato
                                            President and CEO

                                        OPTIONEE


                                        NAME:
                                             ----------------------------------